UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2011 (December 1, 2011)

VRINGO, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 W. 28th Street New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 525-4319

18 East 16th Street, 7th Floor
New York, New York 10003
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On December 1, 2011, Vringo, Inc. (the “Company”) entered into subscription agreements with certain accredited investors pursuant to which the Company sold approximately 817,303 shares of common stock at $1.04 per share, a 20% discount to the closing price of the Company’s common stock on November 30, 2011(the “Financing”). The Company received gross proceeds of $850,000 in the Financing. Upon the closing of the Financing, the Company’s outstanding convertible notes in the aggregate principal amount of $2,500,000 automatically converted into approximately 2,659,570 shares of common stock (the “Conversion”) at $0.94 per share, a 10% discount to the purchase price in the Financing (the “Conversion Price”).

The foregoing issuances triggered anti-dilution provisions in certain of the Company’s outstanding warrants. As a result, the exercise price of these warrants decreased to the Conversion Price and the number of shares issuable under certain warrants increased. Specifically, the exercise prices of the Company’s outstanding warrants to purchase 864,332 shares of common stock at an exercise price of $2.75 per share, warrants to purchase 55,664 shares of common stock at an exercise price of $3.795 and warrants to purchase 1,728,664 shares of common stock at an exercise price of $5.06 per share have been reduced to the Conversion Price. In addition, the Company is required to issue additional warrants to purchase approximately 1,771,482 shares at the Conversion Price.

In connection with the Financing, the Company agreed to file a registration statement with the Securities and Exchange Commission by December 31, 2011 to register the shares issued in the Financing and upon the Conversion.

Item 3.02.   Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.  The Shares were offered and sold to accredited investors pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

On December 1, 2011, the Company issued 181,159 shares of common stock to a service provider for services rendered. The shares were issued pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

                 On December 1, 2011, the Company held a special meeting of stockholders to approve the issuance of shares of its common stock that, in the aggregate, exceeded 19.99% of the Company’s outstanding shares of common stock in connection with a financing transaction under the rules and regulations of the NYSE Amex, including the shares issued in the Financing and upon the Conversion. The final voting results, as certified by the inspector of election in its report dated December 1, 2011, were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,231,350	89,535	32,750	0

Item 7.01.        Regulation FD Disclosure.

On December 5, 2011, the Company issued a press release announcing the closing of the Financing and the Conversion. A copy of this press release is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01 and Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01         Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Company on December 5, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VRINGO, INC.

Date: December 5, 2011	By:	/s/ Ellen Cohl
Name: Ellen Cohl
Title: Chief Financial Officer Executive Officer